Consent of Independent Registered Public Accounting Firm

Alcancorp Hourly Employees’ Savings Plan

South Jordan, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-46865, 333-7328, 333-08270 and 333-184397) of Rio Tinto plc of our report dated November 30, 2015, relating to the financial statements and supplemental schedules of the Alcancorp Hourly Employees’ Savings Plan which appear in this Form 11-K/A for the year ended December 31, 2013.

Anton Collins Mitchell LLP

Denver, Colorado

November 30, 2015